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THE BANK OF CALIFORNIA


                            LINE OF CREDIT NOTE
                  - C/D COLLATERAL-RELATED INTEREST RATE

$1,000,000.00                            dated effective as of November 2, 1995


Each signer of this Note ("Borrower") promises to pay to the order of The Bank of California, N.A. ("Bank") at its office at 1401 Dove Street,
Newport Beach, CA 92660 or at such other place as Bank may designate in writing, in lawful money of the United States of America, the principal sum of One Million and No/100 Dollars ($1,000,000.00), or so much thereof as may be advanced and outstanding, with interest on each advance under this Note from the date it is disbursed until maturity, whether scheduled or accelerated, at a fluctuating rate per annum as set forth below.

The obligations evidenced by this Note are secured by the pledge of a certificate of deposit number 96732 the principal amount of $1,000,000.00, issued and held by Bank, and all renewals of and substitutions for such certificate of deposit ("CD").

Borrower shall pay interest on the unpaid principal balance of this Note at 1.50% in excess of the annualized percentage yield of the CD as that yield may change from time to time during the term of the Note ("Note Rate"). In the event the Note Rate cannot be established for any reason, the unpaid principal balance of this Note shall bear interest at the Prime Rate (the "Prime Rate") plus 5%, as the term "Prime Rate" is defined below. Absent obvious error, Bank's determination of the interest rate from time to time in effect hereunder shall be conclusive.

During the term of this Note, Borrower may borrow, repay and reborrow as Borrower may elect, in minimum amounts of One Thousand and No/100 Dollars ($1,000.00) and subject to all limitations, terms and conditions contained herein and in any other agreements or documents executed in connection with this Note; provided, however, that the outstanding principal balance of this Note shall at no time exceed the maximum principal amount stated above.

Interest shall be payable on the last day of each consecutive month beginning the first such date after the first advance under this Note, and continuing through October 31, 1996, on which date all accrued interest and principal remaining unpaid shall be due and payable in full. Principal, interest, and all other sums owed Bank under any Loan Document (as defined below) shall be evidenced by entries in records maintained by Bank for such purpose. Each payment on and any other credits with respect to principal, interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Bank's records shall be conclusive evidence thereof.

Notwithstanding the rights given to Borrower pursuant to California Civil Code sections 1479 and 2822 or equivalent provisions in the laws of the state specified in the governing law clause of this document (and any amendments or successors thereto), to designate how payments will be applied, Borrower hereby waives such rights and Bank shall have the right in its sole discretion to determine the order and method of the application of payments to this and/or any other credit facilities that may be provided by Bank to Borrower and to revise such application prospectively or retroactively at its discretion.

Borrower hereby expressly authorizes Bank to debit Borrower's account no. 069-047820 for the amount of each payment of principal and interest and all other sums owed Bank under any Loan Document. Borrower shall have sufficient collected balances in said account in order that each such payment shall be available when due.

Each advance shall be made by a deposit to Borrower's account no. 069-047820 at Bank's Newport Beach Office, unless Borrower shall otherwise direct Bank in writing.

Advances may be requested in writing, by telephone, telex or otherwise on behalf of Borrower. Borrower recognizes and agrees that Bank cannot effectively determine whether a specific request purportedly made by or on behalf of Borrower is actually authorized or authentic. As it is in Borrower's best interest that Bank advance funds in response to these forms of request, Borrower assumes all risks regarding the validity, authenticity and due authorization of any request purporting to be made by or on behalf of Borrower. Borrower promises to repay any sums, with interest, that are advanced by Bank pursuant to any request which Bank in good faith believes to be authorized, or when the proceeds of any advance are deposited to the account of Borrower with Bank, regardless of whether any individual or entity, including without limitation Bank where the context so permits and in Bank's sole discretion ("Person"), other than Borrower may have authority to draw against such account.

The obligation of Bank to make any advance to Borrower, the proceeds of which are, at Borrower's request, to be wire-transferred to Borrower or any other Person, shall be subject to all applicable laws and regulations, and the policy of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk in effect from time to time ("Applicable Law and Policy"). Borrower acknowledges that, as a result of Applicable Law and Policy, the transmission of the proceeds of any advance which Borrower has requested to be wire-transferred may be significantly delayed.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a fluctuating rate per annum at all times equal to the Prime Rate plus 5%, until paid in full, whether before or after judgment. The Prime Rate is a rate set by Bank based upon various

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factors including general economic and market conditions, and is used as a reference point for pricing certain loans. Bank may price its loans at, above, or below the Prime Rate.

Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day year were used. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within the Bank. In no event shall Borrower be obligated to pay interest at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

The occurrence of any of the following shall (1) terminate any obligation of Bank to make or continue the line of credit evidenced by this Note, and shall, at Bank's option, (2) make all sums of interest, principal and any other amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands; and (3) give Bank the right to exercise any other right or remedy provided by contract or applicable law:

       (a) Borrower shall fail to make any payment of principal or interest when due under this Note or to pay any fees or other charges when due, or Borrower or any other Person shall fail to provide Bank with, or to perform any obligation under this Note or any contract, instrument, addenda or document executed in connection with this Note, including without limitation any rate option agreement, guaranty, pledge agreement, security agreement or deed of trust (including this Note, each a "Loan Document").

       (b) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower or any guarantor ("Guarantor") of the obligations evidenced by this Note ("Obligations") shall prove to have been false or misleading.

       (c) Borrower or any Guarantor shall fail to pay its debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor composition law, or any other law for the relief of or relating to debtors; an involuntary petition shall be filed under any bankruptcy law against Borrower or any Guarantor, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower or any Guarantor; or the death, incapacity, dissolution or termination of the business of Borrower or any Guarantor.

       (d) Borrower or any Guarantor shall fail to perform under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to any Person; or any guaranty of the Obligations shall be revoked or terminated.

       (e) Any governmental or regulatory authority shall take any action, any defined benefit pension plan maintained by Borrower or any Guarantor shall have any unfunded liabilities, or any other event shall occur, any of which, in the judgment of Bank, might have a material adverse effect on the financial condition or business of Borrower or any Guarantor.

       (f) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower or any Guarantor, including without limitation to any trust or similar entity, shall occur.

       (g) Any Person shall fail to perform its obligations under the terms of any promissory note, contract or other obligation that is held by Bank as collateral for the Obligations; or Bank shall not have a perfected security interest in, or shall deem itself insecure with respect to the value of, any collateral (including, without limitation, the CD) being held for the Obligations.

       (h) Any judgment(s) shall be entered against Borrower or any Guarantor, or any involuntary lien(s) of any kind or character shall attach to any assets or property of Borrower or any Guarantor, any of which, in the judgment of Bank, might have a material adverse effect on the financial condition or business of Borrower or any Guarantor.

       (i) Without Bank's prior written consent: if Borrower is a corporation, Borrower's shareholders of record as of the date of this Note shall cease to own a majority of the voting interest in Borrower; or any change shall occur in the executive management or managing partner(s) of Borrower; or any change shall occur in the corporate or legal structure of Borrower.

       (j) Borrower shall fail to perform any of its duties or obligations under any Loan Document not specifically referenced hereinabove.

No failure or delay on the part of Bank in exercising any power, right or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege.

Bank has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity date unless Bank agrees otherwise in writing.

DISPUTE RESOLUTION

        (a) MANDATORY MEDIATION/ARBITRATION. Any controversy or claim between or among the parties, their


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        agents, employees and affiliates, including but not limited to those arising out of or relating to this Note or any related agreements or instruments ("Subject Documents"), including without limitation any claim based on or arising from an alleged tort, shall, at the option of any party, and at that party's expense, be submitted to mediation, using either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc. ("JAMS"). If mediation is not used, or if it is used and it fails to resolve the dispute within 30 days from the date AAA or JAMS is engaged, then the dispute shall be determined by arbitration in accordance with the rules of either
        JAMS or AAA (at the option of the party initiating arbitration) and Title 9 of the U.S. Code, notwithstanding any other choice of law provision in the Subject Documents. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this subparagraph (a). The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. Judgment upon the award rendered may be entered in any court having jurisdiction. This subparagraph (a) shall apply only if, at the time of the proposed submission to AAA or JAMS, none of the obligations to Bank described in or covered by any of the Subject Documents are secured by real property collateral or, if so secured, all parties consent to such submission.

        (b) JURY WAIVER/JUDICIAL REFERENCE. If the controversy or claim is not submitted to arbitration as provided and limited in subparagraph (a), but becomes the subject of a judicial action, each party hereby waives its respective right to trial by jury of the controversy or claim. In addition, any party may elect to have all decisions of fact and law determined by a referee appointed by the court in accordance with applicable state reference procedures. The party requesting the reference procedure shall ask AAA or JAMS to provide a panel of retired judges and the court shall select the referee from the designated panel. The referee shall prepare written findings of fact and conclusions of law. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

        (c) PROVISIONAL REMEDIES, SELF HELP, AND FORECLOSURE. No provision of, or the exercise of any rights under, subparagraph (a), shall limit the right of any party to exercise self help remedies such as setoff, to foreclose against any real or personal property collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any mediation or arbitration. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to mediation or arbitration.

To the extent any provision of the dispute resolution clause is different than the terms of this Note, the terms of this dispute resolution clause shall prevail.

Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and obligations under the Loan Documents. In that connection, Bank may disclose all documents and information which Bank now or hereafter may have relating to this credit facility, Borrower, or any Guarantor or their business.

Borrower shall pay and protect, defend and indemnify Bank and Bank's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Bank, collectively "Agents") against, and hold Bank and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys' fees and costs) and other amounts incurred by Bank and each such Agent, arising from (i) the matters contemplated by this Note or any Loan Document or (ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's sales, leases or performance of services to Borrower's customers, including without limitation those sales, leases and services requiring consumer or other disclosures; PROVIDED, HOWEVER, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Bank's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower's obligations and liabilities to Bank.

Borrower shall reimburse Bank for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements (and fees and disbursements of Bank's in-house counsel) expended or incurred by Bank in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the negotiation, preparation, amendment, interpretation and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Bank's rights, remedies and obligations under the Loan Documents, (b) collecting any sum which becomes due Bank under any Loan Document, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (d) the protection, preservation or enforcement of any rights of Bank. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

Each Borrower is jointly and severally liable for the obligations evidenced by this Note, and all references to "Borrower" shall be to "each" or "any" Borrower as the context requires.



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This Note shall be governed by, and construed in accordance with, the laws of the State of California.

Earthlink Network, Inc.,
a California corporation



             /s/ SKY DAYTON
________________________________________
By: Sky Dayton
Title: President/Secretary





                             THE BANK OF CALIFORNIA
                              National Association
                               400 CALIFORNIA ST.
                            SAN FRANCISCO, CA 94104






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